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                                                                  Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dick's Sporting Goods, Inc. on Form S-8 of our report dated July 1, 2002 (October 15, 2002 as to Note 15), and contained in Registration Statement No. 333-96587 of Dick's Sporting Goods, Inc. on Amendment No. 5 to Form S-1 insofar as such report relates to the financial statements of Dick's Sporting Goods, Inc. for the year ended February 2, 2002.


/s/ Deloitte & Touche LLP

Pittsburgh Pennsylvania
October 21, 2002